Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Cleveland-Cliffs Inc., an Ohio corporation (the “Registrant”), does hereby constitute and appoint Lourenco Goncalves, Clifford T. Smith, Keith A. Koci and James D. Graham, and each of them acting individually, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute on behalf of the undersigned (i) one or more Registration Statements on Form S-4 (the “Form S-4 Registration Statement”) relating to the registration of the common stock, par value $0.125 per share, of the Registrant, and such other securities, if any, that are registered pursuant to the Form S-4 Registration Statement (or any amendments, restatements or supplements thereto after the date hereof), (ii) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed pursuant to Rule 462(b) of the Securities Act and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, in each case, granting to said attorneys, and each of them individually, full power and authority to do or cause to be done any and all acts and things whatsoever deemed necessary, appropriate or desirable by said attorneys, or any one of them, to be in the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the acts of said attorneys, or any one of them, and any such substitute prior to the execution hereof.

This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 30th day of December, 2019.

/s/ Lourenco Goncalves	/s/ Keith A. Koci
Lourenco Goncalves Chairman, President, Chief Executive Officer and Director	Keith A. Koci Executive Vice President, Chief Financial Officer

/s/ R. Christopher Cebula	/s/ John T. Baldwin
R. Christopher Cebula Vice President, Corporate Controller & Chief Accounting Officer	John T. Baldwin Director

/s/ Robert P. Fisher, Jr.	/s/ Susan M. Green
Robert P. Fisher, Jr. Director	Susan M. Green Director

/s/ M. Ann Harlan	/s/ Janet L. Miller
M. Ann Harlan Director	Janet L. Miller Director

/s/ Joseph A. Rutkowski, Jr.	/s/ Eric M. Rychel
Joseph A. Rutkowski, Jr. Director	Eric M. Rychel Director

/s/ Michael D. Siegal	/s/ Gabriel Stoliar
Michael D. Siegal Director	Gabriel Stoliar Director

/s/ Douglas Taylor
Douglas Taylor Director